Exhibit 99.1

Onconova Therapeutics Announces Key Management Promotions

Mark Guerin promoted to Chief Operating Officer and Chief Financial Officer

Dr. Adar Makovski Silverstein promoted to Senior Director and Head of Corporate Development

NEWTOWN, Pa., June 13, 2022 (GLOBE NEWSWIRE) – Onconova Therapeutics, Inc. (NASDAQ: ONTX), a clinical-stage biopharmaceutical company focused on discovering and developing novel products for patients with cancer, today announced that Mark Guerin was appointed Chief Operating Officer in addition to his current role as Onconova’s Chief Financial Officer (CFO), and that Dr. Adar Makovski Silverstein was appointed Senior Director and Head of Corporate Development. Avi Oler, Senior Vice President, Corporate Development and General Counsel, will be leaving the Company on June 17, 2022, to pursue another opportunity outside of the biotechnology sector.

“Mark and Adar have consistently displayed the skills needed to excel in their new roles and functions and I congratulate them on the recognition of the value they bring to Onconova,” said Steven M. Fruchtman, M.D., President and Chief Executive Officer of Onconova. “Expanding their responsibilities will allow us to maximize their talents and further benefit from Mark’s financial and operational expertise, as well as Adar’s scientific and business development acumen. I look forward to our continued work together as we advance towards key milestones expected across our pipeline later this year. I’d also like to thank Avi for his contributions to Onconova and wish him the best in his future endeavors.”

Mr. Guerin has worked in numerous roles at Onconova since he joined the Company in September 2013 following its initial public offering (IPO) in July 2013 and has served as Onconova’s Chief Financial Officer since September 1, 2016. Prior to joining Onconova, Mr. Guerin served as Vice President of Finance and CFO of Cardiokine, Inc. through its filing of a New Drug Application and sale to Cornerstone Therapeutics. Prior to joining Cardiokine, Mr. Guerin was Director, Financial Reporting and Internal Controls at Barrier Therapeutics, Inc., including during its IPO and follow-on offering. Mr. Guerin started his career at Coopers & Lybrand in Philadelphia. He received his bachelor’s degree in Accounting from DeSales University and has earned the CPA, CMA, and CFM professional certifications.

Dr. Makovski Silverstein joined Onconova in December 2021 from Amgen, where she worked as Sr. Licensing Associate, Business Development, External R&D. At Amgen, Dr. Makovski Silverstein was responsible for evaluating external scientific opportunities across all therapeutic areas and managing processes within business development and cross functional teams. Prior to her time at Amgen, Dr. Makovski Silverstein interned as a member of the Research Program Management Team at Regeneron. She also worked as a marketing analyst graduate student consultant at Roche Sequencing Solutions. Dr. Makovski Silverstein earned her Ph.D. in Biotechnology from Bar-Ilan University in Israel and completed a post-doctoral fellowship at the City of Hope in Duarte, California.

About Onconova Therapeutics

Onconova Therapeutics is a clinical-stage biopharmaceutical company focused on discovering and developing novel products for patients with cancer. The Company has proprietary targeted anti-cancer agents designed to disrupt specific cellular pathways that are important for cancer cell proliferation.

Onconova’s novel, proprietary multi-kinase inhibitor narazaciclib (formerly ON 123300) is being evaluated in two separate and complementary Phase 1 dose-escalation and expansion studies. These trials are currently underway in the United States and China.

Onconova’s product candidate rigosertib is being studied in an investigator-sponsored study program, including in a dose-escalation and expansion Phase 1/2a investigator-sponsored study with oral rigosertib in combination with nivolumab for patients with KRAS+ non-small cell lung cancer.

For more information, please visit www.onconova.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Onconova’s expectations regarding the timing of Onconova’s and investigator-initiated clinical development and data presentation plans, and the mechanisms and indications for Onconova’s product candidates. Onconova has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," “preliminary,” “encouraging,” "approximately" or other words that convey uncertainty of future events or outcomes. Although Onconova believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Onconova's clinical trials, investigator-initiated trials and regulatory agency and institutional review board approvals of protocols, Onconova’s collaborations, market conditions and those discussed under the heading "Risk Factors" in Onconova's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained in this release speak only as of its date. Onconova undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Mark Guerin

Onconova Therapeutics, Inc.

267-759-3680

ir@onconova.us

https://www.onconova.com/contact/

Investor Contact:

Bruce Mackle

LifeSci Advisors, LLC
646-889-1200
bmackle@lifesciadvisors.com